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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of Sanmina of our report dated October 18, 1996 (except as to the 5th paragraph of note 14 which is dated November 14, 1996) included in Elexsys' Form 10-K for the year ended September 30, 1996 and to the references to our firm included in this Registration Statement under the headings "Experts," "Selected Historical Financial Data," and "Certain Information Concerning Elexsys."


                                          DELOITTE & TOUCHE

Costa Mesa, California

October 6, 1997